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                                                                      EXHIBIT I

                              BRENCO, INCORPORATED
                             1988 STOCK OPTION PLAN
                As Amended and Restated Effective March 22, 1996

     1. DEFINITIONS. The following terms shall have the meanings set forth in this Paragraph unless the context requires a different meaning:

     1.1 "Agreement" means a written agreement (including any amendment or supplement thereto) between Brenco and a Participant specifying the terms and conditions of an Option or SAR granted to such Participant.

     1.2  "Board" means the Board of Directors of Brenco.

     1.3 "Change in Control" means the occurrence of a "Change in Control" as defined in the Change in Control Agreements entered into by the Company with certain employees of the Company as of March 22, 1996, as amended from time to time.

     1.4  "Code" means the Internal Revenue Code of 1986, as amended.

     1.5 "Committee" means a committee, consisting of not less than three persons appointed by the Board to administer the Plan. No member of the Committee shall be eligible to participate, and no person shall become a member of the Committee if, within one year prior thereto, he shall have been eligible to participate in the Plan or in any other plan of Brenco or any Subsidiary entitling the participants therein to acquire Options or SARs of Brenco. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of those members voting.

     In the event that the Board chooses not to establish a Committee to administer the Plan, the word "Committee" as used herein shall mean the Board; provided, however, that any grants of awards under the Plan may be made by the Board only if a majority of those acting are not eligible to participate in the Plan or any other plan of Brenco or any Subsidiary entitling the Participants therein to acquire Options or SARs of Brenco.

     1.6  "Common Stock" means the Common Stock of Brenco.

     1.7  "Brenco" means Brenco, Incorporated, a Virginia Corporation.

     1.8 "Fair Market Value" means, on any given date, the closing sales price of Common Stock as quoted in the NASDAQ National Market System, on the date in question if it is a trading date, or if not, on the first trading day prior to such day. If the Common Stock is not quoted in the NASDAQ National Market System, Fair Market Value shall mean the mean between the closing bid and asked prices as reported by NASDAQ on the date in question if it is a trading date, or if not, the first trading date prior to such day. If either such valuation method is inapplicable for any reason, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.
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     1.9  "Grant Date" means the date as of which an Option or SAR is granted under the Plan.

     1.10 "Incentive Stock Option" means an Option that qualifies as an Incentive Stock Option under Section 422A of the Code.

     1.11 "Non Qualified Stock Option" means an Option which is not an Incentive Stock Option.

     1.12 "Option" means the right of the holder to purchase from Brenco a stated number of shares of Common Stock at the price set forth in an Agreement, which right shall be designated as either an Incentive Stock Option or Non Qualified Stock Option.

     1.13 "Participant" means an employee of Brenco or a Subsidiary, including an employee who is a member of the Board, who satisfies the requirements of Paragraph 3 and is selected by the Committee to receive an Option.

     1.14 "Plan" means Brenco, Incorporated 1988 Stock Option Plan.

     1.15 "SAR" means a stock appreciation right (which may be granted only in conjunction with an Option) that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the increase in the Fair Market Value of such shares to be payable in shares of Common Stock, subject to such limitations in amounts as the Committee may designate in the Agreement.

     1.16 "Subsidiary" means any corporation at least 50% of the total combined voting power of which is owned by Brenco, either directly or through one or more of its Subsidiaries, within the meaning of Section 425(f) of the Code and rules and regulations thereunder.

     2. PURPOSE. The Plan is intended to aid Brenco and its Subsidiaries in attracting and retaining key executive officers and management personnel with exceptional ability by enabling such executive officers and management personnel to acquire a proprietary interest in Brenco and to have an additional incentive to promote its success, as well as to encourage them to remain in the employ of Brenco or a Subsidiary.

     3. ELIGIBILITY. Any executive officer or other key employee of Brenco or one of its Subsidiaries is eligible to be granted one or more Options or SARs if so employed at the time of such grant. Directors of Brenco who are employees and are not members of the Committee are eligible for awards under the Plan.

     4. SHARES SUBJECT TO OPTIONS OR SARS. The maximum aggregate number of shares of Common Stock with respect to which Options may be granted under this Plan shall not exceed 1,100,000 shares, except as may be adjusted pursuant to Paragraph 10. Upon the exercise of any Option or SAR, Brenco may deliver to the Participant authorized but unissued shares of


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Common Stock.  If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options and SARs to be granted under this Plan. Shares which are subject to Options in connection with which SARs also have been granted shall be counted only once in applying the above aggregate share limitation.

     5. ADMINISTRATION. The Plan shall be administered by the Committee which shall have all the powers necessary for such administration, including without limitation, the power:

     (a) To determine, consistent with the terms and conditions of the Plan, annually or otherwise from time to time, in consultation with management of Brenco, (i) which executive officers and key employees of Brenco and its Subsidiaries shall be Participants to whom Options and SARs shall be granted;
(ii) the number of shares which may be purchased under each Option or with respect to which SARs may be granted; (iii) the per share Option exercise price;
(iv) the duration of Options and SARs; (v) the time or times at which each Option or SAR may be exercised and (vi) whether Options shall be Incentive Stock Options or Nonqualified Stock Options;

     (b) To interpret the Plan, to prescribe, amend and rescind rules, regulations and guidelines relating to it, and to make all other determinations necessary or advisable for its administration, all of which decisions made or actions taken shall be binding and conclusive; and

     (c) To keep, or cause to be kept, appropriate records of all determinations made and actions taken pursuant to the Plan.

     The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option or SAR.

     6. TERMS AND CONDITIONS OF OPTIONS. All Options and SARs granted by the Committee shall be evidenced by Agreements in such forms as the Committee from time to time shall approve, subject to the following terms and conditions:

     (a) Each Agreement shall state whether the Option granted is an Incentive Stock Option or Nonqualified Stock Option and shall state the number of shares as to which the Option or SAR pertains.

     (b) The Option exercise price shall in no case be less than 100% of the Fair Market Value of Common Stock on the Grant Date; provided, however, that in the case of an Incentive Stock Option granted to an individual who owns more than 10% of the combined voting power of all classes of stock of Brenco or its Subsidiaries within the meaning of Section 422A(b) (6) of the Code and the rules and regulations thereunder, the Option exercise price shall be at least 110% of the Fair Market Value on the Grant Date.


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     (c)  Unless otherwise provided by the Committee, the term of each Option shall be five (5) years from the Grant Date.

     (d) No Option shall be exercisable in whole or in part prior to one (1) year from the Grant Date. Subject to the provisions of this Paragraph 6(d) Options may be exercised as to all or, from time to time, as to any part of the total number of shares as to which the right to purchase has accrued, provided, however, that no Option may be exercised at any one time as to less than 25 shares of Common Stock unless any smaller number of shares represents the balance then currently exercisable in which case such balance may be exercised without regard to any minimum share limitation.

     (e) No Option may be granted more than 10 years from the effective date of the Plan.

     (f) Each Option shall provide that it is not transferable by the Participant otherwise than by will or the law of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant.

     (g) During the lifetime of a Participant hereunder, the Option may be exercised only by him (or his guardian or other representative) and then only if
(i) on the exercise date, he has been in the employ of the Brenco or one or more of its Subsidiaries, or a combination thereof, continuously since the first date of his employment by Brenco or one of its Subsidiaries or (ii) he has terminated his employment and such termination was because of a permanent disability or retirement under a retirement benefit plan of Brenco or of one of its Subsidiaries; provided, however, that in the case of such total and permanent disability or retirement under a retirement benefit plan of Brenco or one of its Subsidiaries, the Participant shall only be entitled to exercise the Option to the extent exercisable by the Participant at the date of termination of employment because of such permanent disability or retirement.

     If the employment of a Participant terminates by death while in the employ of Brenco or a Subsidiary, or if the employment of a Participant terminates because of permanent disability or retirement under a retirement benefit plan of Brenco or a Subsidiary and the Participant dies thereafter, then within one (1) year after his death his Option may be exercised to the extent that he was entitled to exercise it on the date of his termination from employment by reason of death, permanent disability or retirement, by the person or persons to whom the Participant's rights under his Option shall pass by will or by applicable law, of if no other person has such right, then by his legal representative, subject, however, to the condition that no Option shall be exercisable after the expiration of five (5) years from the Grant Date. Except as provided in this subparagraph 6(g) above, no Option may be exercised after termination of employment.

     (h) Notwithstanding Section 6(d) hereof, in the event a Change in Control occurs, any Option which has been held at least 6 months from its Grant Date shall become immediately exercisable in whole or in part.

     7. LIMITATIONS ON INCENTIVE STOCK OPTIONS. Notwithstanding the provisions of Paragraph 6, the aggregate Fair Market Value (determined at the time the Incentive Stock


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Options are granted) of the Common Stock with respect to which Incentive Stock
Options granted under the Plan are exercisable for the first time by the Participant during any calendar year may not exceed $100,000 or such lesser or greater amount as shall be specified in Section 422A of the Code and the rules and regulations thereunder. Incentive Stock Options granted after December 31, 1987 under this Plan and under all plans of Brenco and any of its Subsidiaries shall be aggregated for purposes of this limitation.

     8. EXERCISE OF OPTIONS. An Option may be exercised in whole or in part by delivery to Brenco, at the office of its Secretary at Petersburg, Virginia, of written notice of the exercise identifying the Option and stating the number of shares with respect to which it is being exercised, in such form as the Committee may prescribe, accompanied by payment for the Common Stock with respect to which the Option is exercised. Payment of the purchase price may be made in cash or, with the consent of the Committee, by delivery of shares of Common Stock owned by Participant valued at Fair Market Value on the date of exercise of the Option, or, with the consent of the Committee, a combination thereof.

     9. STOCK APPRECIATION RIGHTS. The Committee may grant SARs in connection with any Option (whether granted before or concurrently with the SAR) with respect to the number of shares subject to the Option or any lesser number of shares. The Committee shall determine from among those eligible, the persons to whom, and the time or times at which, SARs should be granted and the number of shares which should be subject to SARs.

     Each SAR granted under the Plan shall be evidenced by an Agreement specifying the number of shares subject thereto and such terms and conditions consistent with the Plan as the Committee shall determine.

     SARs shall expire no later than the expiration of the related Option; shall be transferable only when and under the same conditions as the related Option is transferable; shall be exercisable only when the related Option is eligible to be exercised; and may not be exercised unless the Fair Market Value of the Common Stock subject to the related Option exceeds the exercise price of the Option. In no event shall any SAR be exercisable for cash.

     A SAR may be exercised in whole or in part upon the delivery to Brenco of written notice of the exercise in such form as the Committee may prescribe.

     Upon the exercise of a SAR, the holder shall be entitled to the amount by which the date of exercise Fair Market Value of the number of shares of Common Stock as to which the SAR was exercised exceeds the exercise price of the related Option for that number of shares.

     Payment to the holder shall be made in whole shares of Common Stock, valued at Fair Market Value on the date of exercise, provided that no fractional shares or cash in lieu of any such fractional share shall be paid. The Committee shall not consent to any election for settlement of SARs in cash in the case of any Participant.


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     Upon the exercise of a SAR, the number of shares of Common Stock subject to the related Option shall be reduced by the number of shares with respect to which the SAR was exercised.

     Upon the exercise of an Option, the number of shares of Common Stock subject to the related SAR shall be reduced by the number by which the number of shares with respect to which the Option was exercised exceeds any difference between the number of shares subject to the Option immediately before the exercise and the number of shares with respect to which the SAR was exercisable immediately before the exercise.

     10. ADJUSTMENT UPON CHANGE IN COMMON STOCK. If Brenco effects one or more stock dividends, stock splits, subdivisions or consolidations of shares, or other similar changes in capitalization, the maximum number of shares as to which Options and SARs may be granted under the Plan shall be proportionately adjusted, and the Committee shall make equitable adjustments in the number and option price of the shares which are or may become the subject to Options then outstanding or thereafter granted.

     Neither Options nor SARs shall be affected or caused to be adjusted by the issuance by Brenco of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of Brenco convertible into such shares or other securities.

     11. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY AUTHORITIES. No Option or SAR shall be exercisable, no Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations, including, without limitation, securities laws, and withholding tax requirements. Brenco shall have the right to rely on the advice of counsel as to such compliance. Any certificates issued to evidence Common Stock for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with Federal and state laws and regulations. No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until Brenco has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

     12. GENERAL PROVISIONS. Neither the adoption of this Plan, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of Brenco or a Subsidiary, or in any way affect any right and power of Brenco or a Subsidiary to terminate the employment of any employee at any time with or without cause. The establishment of the Plan does not confer upon any employee any legal or equitable right against Brenco, any Subsidiary, or the Committee, except as expressly provided in the Plan.

     Neither absence on leave, if approved by Brenco, nor any transfer between the service of Brenco and that of a Subsidiary, or between Subsidiaries, shall be considered a termination of employment.


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     An Optionee shall have no rights as a record shareholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate for such shares.

     This Plan shall be unfunded, and Brenco shall not be required to segregate any assets that may at any time represent grants under the Plan. No obligation of Brenco to any person with respect to any grant under this Plan shall be deemed to be secured by any pledge of, or other encumbrance on, any property of Brenco.

     The interests of any Participant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered. No Option or SAR, nor any rights and privileges pertaining thereto, shall be transferred, assigned, pledged, or hypothecated, by operation of law or otherwise, except as otherwise provided herein, nor shall such Option or SAR be subject to execution, attachment or similar process.

     All money received by Brenco in payment upon the exercise of an Option shall constitute part of its general funds, available for any corporate purpose.

     The provisions of the Plan are intended to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934.

     13. AMENDMENT. The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) except as provided in Paragraph 10, the amendment increases the aggregate number of shares that may be issued pursuant to the exercise of Options or SARs, (ii) the amendment materially modifies the requirements as to the eligibility for participation in the Plan; or (iii) materially increases the benefits accruing to Participants.

     Brenco, may, without approval of shareholders of the Corporation, accept the surrender of, and cancel outstanding Options (to the extent not therefore exercised) and, subject to the terms and conditions of the Plan, grant new Options in substitution therefor at an Option exercise price in conformity with the requirements of Paragraph 6(b), but which is lower than provided for in the Options surrendered.

     14. EFFECTIVE DATE AND DURATION OF PLAN. The effective date of this Plan shall be April 21, 1988, but only if it is approved by the affirmative vote of a majority of shares of Common Stock entitled to vote, present or represented by proxy at the 1988 Annual Meeting of shareholders. Unless sooner terminated by the Board, this Plan will terminate on April 20, 1988, except that Options and SARs granted prior to that date shall remain valid in accordance with their terms.


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